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                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59740), pertaining to the Amended and Restated 1986 Stock option Plan, 1991 Stock Option plan and Stock Option plan for Directors of Peer Review Analysis, Inc., and in the Registration Statement (Form S-8 No. 333-00354) pertaining to the CORE,INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-04144) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-15261) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-16961) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-52923) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, Core Management, Inc. Employee Stock Option Plan and other Stock Options, of our report dated February 28, 2001 (except Note 18, as to which the date is March 29, 2001), with respect to the consolidated financial statements and schedule of CORE, INC. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


Orange County, California
March 30, 2001